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RPM to Hold Virtual-Only Annual Meeting of Shareholders

MEDINA, Ohio – August 26, 2020 – RPM International Inc. (NYSE: RPM) today announced that it will host its 2020 annual meeting of shareholders virtually, rather than in person, in an effort to protect the health and well-being of its investors and employees from Covid-19. The annual meeting will be held at 2:00 p.m. EDT on Thursday, October 8, 2020.

Accessing the Virtual Meeting

Stockholders as of the close of business on the record date of August 14, 2020, are entitled to participate in the annual meeting, vote their shares and ask questions during the event, which will be webcast live and can be accessed at www.rpminc.com or www.virtualshareholdermeeting.com/RPM2020. A replay will be available until October 7, 2021.

To participate in the annual meeting, stockholders will need the 16-digit control number included on their proxy card. Guests without a control number can attend the meeting in listen-only mode, but will not have the ability to ask questions or vote.

Voting

Stockholders, regardless of their plans to attend the virtual-only meeting, are encouraged to vote and submit their proxies in advance of the meeting using one of the methods described in the proxy materials. This will ensure that their votes will be counted if they later decide not to attend the online annual meeting. They may vote during the meeting by following the instructions available on the meeting website.

Asking Questions

If shareholders wish to submit a question, they may do so during the live meeting by typing their question in the “Ask a Question” field and clicking “Submit.” If any questions pertinent to company matters cannot be answered during the meeting due to time constraints, the company will make an effort to address them in the Frequently Asked Questions section of its website at www.rpminc.com. This will be done as soon as reasonably practicable after the meeting and will remain available for one week after posting.

Support

For assistance leading up the meeting, call Innisfree M&A Incorporated at (888) 750-5834. A support line will be available on the meeting website shortly prior to, and during, the 2020 annual meeting to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

About RPM

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The company operates across four reportable segments: consumer, construction products, performance coatings and specialty products. RPM has a diverse portfolio with hundreds of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, Day-Glo, Legend Brands, Stonhard, Carboline, Tremco and Dryvit. From homes and workplaces, to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The company employs approximately 14,600 individuals worldwide. Visit www.RPMinc.com to learn more.

For more information, contact Russell L. Gordon, vice president and chief financial officer, at 330-273-5090 or rgordon@rpminc.com.

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